UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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Stanley Furniture Company, Inc.

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Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 16, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stanley Furniture Company, Inc. will be held at our office, 200 North Hamilton Street, High Point, North Carolina, on Tuesday, April 16, 2013, at 11:00 A.M., for the following purposes:

(1)           To elect two directors to serve a three-year term on our board of directors;

(2)           To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers; and

(3)           To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The stockholders of record of our common stock at the close of business on February 26, 2013 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. You may also vote by phone or on the Internet by following the instructions on the proxy card.  Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Micah S. Goldstein
Secretary

March 4, 2013

Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 16, 2013

The enclosed proxy is solicited by and on behalf of the board of directors of Stanley Furniture Company, Inc. for use at the Annual Meeting of Stockholders to be held on Tuesday, April 16, 2013, at 11:00 A.M., at our office, 200 North Hamilton Street, High Point, North Carolina, and any adjournment thereof. The matters to be considered and acted upon at this meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being made available on or about March 4, 2013 to all holders of record of our common stock on February 26, 2013. Shares of our common stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder.  Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to our Secretary, executing and delivering a later-dated proxy or attending the meeting and voting in person.

We will bear the cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations. In addition to the solicitation of proxies by use of the mails, our directors, officers and employees may solicit proxies by telephone, telegram, e-mail, personal interview or other means. We will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

VOTING RIGHTS

On February 26, 2013, there were 14,527,691 shares of our common stock outstanding and entitled to vote. Each share entitles the holder thereof to one vote.

ELECTION OF DIRECTORS

Our board of directors presently consists of five directors who are divided into three classes with staggered terms. The terms of Messrs. D. Paul Dascoli and Glenn Prillaman expire at the time of the 2013 Annual Meeting of Stockholders. We propose the reelection of Messrs. Dascoli and Prillaman for a three-year term each expiring at the time of the 2016 Annual Meeting.

The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify a choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event these nominees should not continue to be available for election, the proxies will be voted for the election of such other persons as our board of directors may recommend. As of the date of this proxy statement, our board of directors has no reason to believe that the nominees named below will be unable or unwilling to serve.

Our board and corporate governance and nominating committee in considering its recommendation of the nominees for election at the 2013 Annual Meeting, as well as in making its previous recommendation of our other directors, focused primarily on the information discussed in each of the director’s individual biographies set forth below. In particular, with regard to Messrs. Dascoli and Haley, our board and corporate governance and nominating committee considered their strong background in the manufacturing sector, which for Messrs. Dascoli and Haley includes prior experience in furniture manufacturing. With respect to Mr. McIlhenny, our board and corporate governance and nominating committee considered his familiarity with the furniture industry through his previous service in various capacities with the publisher of Furniture/Today. With respect to Mr. Dascoli, our board and corporate governance and nominating committee considered his financial experience as a chief financial officer in both the furniture industry and in his current position with Express, Inc. Our board and corporate governance and nominating committee also considered the many years of experience with our company represented by Mr. Glenn Prillaman, our president and chief executive officer. With respect to Mr. Goldstein, our board and corporate governance and nominating committee considered his familiarity with the Company’s operations and his years of leadership experience and management skills as a chief executive officer.

Nominees for Election for Three-Year Terms Ending 2016

            D. Paul Dascoli, 52, has been a director since December 2010.  He has served as Senior Vice President, Chief Financial Officer and Treasurer of Express, Inc., a specialty apparel and accessories retailer of women's and men's merchandise, since September 2011.  He served as Vice President and Chief Financial Officer of VF Jeanswear Limited Partnership, a division of VF Corporation, a global leader in branded lifestyle apparel, from October 2006 until September 2011. Previously, Mr. Dascoli was employed by Thomasville Furniture Industries, Inc. as Executive Vice President from 2003 through September 2006 and as Senior Vice President, Finance & Administration/Chief Financial Officer from 1998 through 2003, and as Vice President and Chief Financial Officer from 1996 to 1998.

Glenn Prillaman, 41, has been a director since February 2010.  Mr. Glenn Prillaman has been President and Chief Executive Officer since February 2010 and was President and Chief Operating Officer from August 2009 until February 2010. He was Executive Vice President — Marketing and Sales from September 2008 until August 2009. He held the position of Senior Vice President — Marketing and Sales since September 2006 and was our Senior Vice President — Marketing/Sales — Young America®from August 2003 to September 2006. Mr. Prillaman held various management positions in product development from June 1999 to August 2003.

Directors Whose Terms Do Not Expire this Year

            T. Scott McIlhenny, Jr., 65, has been a director since April 1997 and his present term will end in 2014. Mr. McIlhenny was a principal of Northstar Travel Media LLC (“Northstar”), the former travel publishing division of Cahners Business Information (now Reed Business Information) from November 2005 until his retirement in June 2012.  Mr. McIlhenny served as chief operating officer of Northstar from September 2001 until November 2005.  Mr. McIlhenny was group vice president of Cahners Travel Group, a publisher of materials for the hospitality and travel industries and a division of Cahners Business Information (“Cahners”), from December 1999 until September 2001.  Mr. McIlhenny's previous experience included serving in various capacities with Communications/Today, LTD. (acquired by Cahners in 1988), the publisher of Furniture/Today, including senior vice president, group publisher.

Micah S. Goldstein, 42, has been a director since December 2011 and his present term will end in 2015.  Mr. Goldstein has been Chief Operating Officer since August 2010 and has also served as Chief Financial Officer since December 2010. From January 2006 until August 2010, Mr. Goldstein was President and Chief Executive Officer of Bri-Mar Manufacturing, LLC, a manufacturer of hydraulic equipment trailers.

Michael P. Haley,62, has been a director since April 2003 and has served as chairman of board of directors since January 2011 and his present term will end in 2015. Mr. Haley has served as an advisor to Fenway Partners, LLC, a private equity investment firm, since April 2006 and as managing director of its affiliate, Fenway Resources, since March 2008. Mr. Haley served as Executive Chairman of Coach America, a provider of passenger ground transportation services, from August 2007 to May 2010. Mr. Haley is a director of Ply Gem Industries, a producer of window, door and siding products for the residential construction industry. Mr. Haley held the position of president and CEO of MW Manufacturers Inc., a Ply Gem subsidiary, from June 2001 until January 2005 and served as its chairman from January 2005 until June 2005. From May 1994 to May 2001, Mr. Haley was President of American of Martinsville, a manufacturer of commercial contract furniture and a subsidiary of LADD Furniture, Inc. During this time, he also served as executive vice president of LADD Furniture, Inc. From 1988 to 1994, Mr. Haley was president of Loewenstein Furniture Group. Mr. Haley is also a director of LifePoint Hospitals, Inc. and American National Bankshares, Inc. Mr. Haley previously served as a director of Province Healthcare Company.

CORPORATE GOVERNANCE

Board and Board Committee Information

            Our board of directors has determined that all directors are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, with the exception of Mr. Prillaman and Mr. Goldstein who are employees.

The full board of directors met seven times during 2012.  Each incumbent director attended at least 75% of the total 2012 board meetings and committee meetings held during periods that he was a member of the board or such committees.  Our board of directors has adopted a policy that all directors should attend the Annual Meeting of Stockholders.  All directors attended the 2012 Annual Meeting of Stockholders.

Our board of directors currently has three standing committees: an audit committee, a compensation and benefits committee and a corporate governance and nominating committee. Each of these committees has a written charter, current copies of which can be found at our website, www.stanleyfurniture.com.

Audit Committee. The audit committee presently consists of Messrs. Dascoli, Haley and McIlhenny.  Our board has determined that all of the members of the Audit Committee meet the current independence and experience requirements contained in the listing standards of The NASDAQ Stock Market.  Our board has also determined that Messrs. Dascoli and Haley are “audit committee financial experts” as that term is defined in regulations promulgated by the Securities and Exchange Commission. The primary purpose of the audit committee is to assist our board in fulfilling its responsibilities to oversee management’s conduct of our financial reporting process, including internal control over financial reporting.  The audit committee also serves as direct liaison with our independent public accountants and is responsible for the selection or discharge of our accountants. The audit committee met six times during 2012.

Compensation and Benefits Committee. The compensation and benefits committee, presently consisting of Messrs. McIlhenny, Dascoli and Haley, establishes salaries of executive officers and incentive compensation for our officers and employees. The compensation and benefits committee has not delegated its authority to any other person. The compensation and benefits committee administers our 2000 Incentive Compensation Plan, 2008 Incentive Compensation Plan, 2012 Incentive Compensation Plan and has authority under the 2012 Incentive Compensation Plan to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The compensation and benefits committee has the same responsibilities with regard to incentive awards for non-employee directors.  All of the members of the compensation and benefits committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The compensation and benefits committee met seven times during 2012.  Additional information on the compensation and benefits committee’s process and procedures can be found under the heading “Executive Compensation—Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee. The corporate governance and nominating committee, presently consisting of Messrs. Haley, Dascoli and McIlhenny, makes recommendations of nominations for directors and considers any stockholder nominations for director made in accordance with our bylaws. The corporate governance and nominating committee is also responsible for recommending corporate governance policies and for making recommendations on director compensation. All of the members of the corporate governance and nominating committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The corporate governance and nominating committee met three times during 2012.

The corporate governance and nominating committee does not have a formal policy with respect to diversity; however, our corporate governance and nominating committee, as well as our board, in recommending director nominees seeks a board composed of individuals who represent a mix of backgrounds, skills and experience in order to enhance the board’s deliberations and discussions.

Board Leadership Structure

            Our board does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate and, if they are to be separate, whether the chairman of the board should be selected from the non-employee directors or be an employee. Our board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and stockholders.  Our current chairman is an independent, non-employee director. The board believes that at the current time this structure is best for the company as it allows our chief executive officer to focus on the company's strategy, business and operations, while enabling our chairman to assist with board matters and serve as a liaison between the board and the company's management. The board also believes that this leadership structure aids in the board's oversight of risk and strengthens risk management.

Risk Management

            Our board has an active role, as a whole and also through its committees, in overseeing management of our risks.  We undertake at least annually a risk assessment to identify and evaluate risks and to develop plans to manage them effectively.  This assessment is reviewed with the audit committee.  Our board and audit committee also regularly review information regarding our strategy, financial position and operations, as well as risks associated with each.  In addition, the compensation and benefits committee is responsible for oversight of potential risks related to compensation programs and policies.

Director Compensation

As part of the annual review of director compensation, our board of directors revised its policy for compensation of non-employee directors effective April 18, 2012 to provide that:

(i)     each non-employee director, other than the Chairman of the Board, receives annual cash compensation in the amount of $30,000,

(ii)    each non-employee director, other than the chairman of the board, receives an annual stock grant to acquire a number of shares with a fair value of $30,000 which a director may elect to receive as restricted stock or non-qualified stock options in such proportions as the director may designate  (the annual grant is made as of the Annual Meeting of Stockholders with restricted stock vesting upon completion of the director’s then current term and options having a seven-year term and vesting after one year), and

(iii)   the chairman of the board receives annual cash compensation in the amount of $45,000, an annual stock grant to acquire a number of shares with a fair value of $60,000 (the annual grant is made as of the Annual Meeting of Stockholders and is otherwise on the same terms as the annual stock grant for the other non-employee directors).

Non-employee directors received cash compensation before April 2012 at the previous rate of $15,000 per year. Each non-employee director elected to receive the 2012 stock grant in the form of restricted stock. The corporate governance and nominating committee reviews director compensation annually and, as part of that process, has for review publicly available director compensation information about other comparable companies in the furniture industry. In addition, in connection with its revised policy for compensation of non-employee directors adopted in April 2012, the corporate governance and nominating committee reviewed a director compensation study and recommendations on director compensation from the compensation consultant for the corporate governance and nominating committee. The changes to director compensation were consistent with the recommendations of the compensation consultant. Our board of directors approves director compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2012. DIRECTOR COMPENSATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012

	Fees Earned or Paid in Cash ($)	Stock Awards($) (1)
Name			Total ($)
MICHAEL P. HALEY	33,750	60,000	93,750
T. SCOTT MCILHENNY, JR.	26,250	30,000	56,250
D. PAUL DASCOLI	26,250	30,000	56,250

_______________

(1)   The number of stock options (shares) and restricted shares outstanding at December 31, 2012 for each of our directors in the above table is as follows:

	Stock Options	Restricted Shares
Michael P. Haley	54,608	12,848
T. Scott McIlhenny, Jr.	49,455	6,424
D. Paul Dascoli	10,306	6,424

Nominations for Director

Our bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by our secretary or deposited in the U.S. mail, postage prepaid, to our secretary not later than 120 days in advance of the anniversary date of our proxy statement for the previous year’s Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing:

(i)     the name and address of the stockholder who intends to make the nomination;

(ii)    a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)   a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder;

(iv)  such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by our board of directors; and

(v)    the consent of each proposed nominee to serve as one of our directors if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this bylaw affords the corporate governance and nominating committee and our board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform stockholders about these qualifications. The bylaw does not give our board of directors any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors.

Stockholder Communications

Our board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them.  Stockholders may send written communications to the entire board or to individual directors by addressing them to Corporate Secretary, Stanley Furniture Company, 1641 Fairystone Park Highway, Stanleytown, Virginia 24168.

Review of Transactions with Related Persons

            Under our code of conduct and audit committee charter, the audit committee must approve any transaction involving related persons which requires disclosure in our proxy statement under applicable rules of the Securities and Exchange Commission.  Under the audit committee charter, the audit committee is responsible for reviewing these transactions and has the power to approve or disapprove these transactions.

One of our independent sales representatives, Charles Harrison, is the brother-in-law of Glenn Prillaman, our president and chief executive officer. Mr. Harrison is compensated on a commission basis at the same rate as our other independent sales representatives and his compensation for 2012 was approximately $157,000. Our audit committee has approved this related party transaction. There were no other related party transactions in 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning more than 10% of our common stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of the copies of the Forms 3, 4 and 5 we have received, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that all executive officers, directors and 10% stockholders complied with these filing requirements.

EXECUTIVE COMPENSATION

Compensation and Benefits Committee Report

The compensation and benefits committee of our board of directors has reviewed and discussed with our management the Compensation Discussion and Analysis that follows this report. Based on that review and the discussions with management, the compensation and benefits committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Benefits Committee Members

T. Scott McIlhenny, Jr. Chairman

D. Paul Dascoli

Michael P. Haley

Compensation Discussion and Analysis

Executive Summary

We intend our straight-forward executive compensation program to provide appropriate compensation that is closely tied to our financial results. The program has only three major components: salary, annual bonus and equity awards. The program provides executives with a significant opportunity for variable compensation dependent on our performance. The compensation program’s overall objective is to enable us to obtain and retain the services of highly-skilled executives who can perform multiple roles on our lean management team. The program seeks to enhance our performance and value to stockholders by aligning closely the financial interests of our executives with those of our stockholders.

            During the 2012 fiscal year, we modified our compensation philosophy to include a focus on burn rate considerations in making our equity grants.  We also adopted a compensation peer group of companies in our industry for benchmarking executive compensation.

In reviewing our compensation program, we considered the strongly positive votes from shareholders on the 2011 and 2012 say-on-pay advisory resolutions. Based on our evaluation of those votes, we will maintain our focus on rewarding performance through compensation.  We will also continue to monitor our program in light of future annual votes on say-on-pay advisory resolutions.

Overview of Compensation Program

The core principle of our executive compensation program is significant emphasis on variable compensation components: annual bonus and equity awards. We seek to align closely the financial interests of our executives with those of our stockholders by linking variable compensation to the achievement of important financial goals and to our stock price.  Our ability to reach the financial goals is largely dependent on the execution and success of our strategic initiatives. At the executive level, we measure success in these strategic activities principally by the effect on our financial performance.

The compensation program reflects that we operate with a small team of executives. Our named executive officers are both given significant and extensive responsibilities which encompass both strategic policy and direct day-to-day activities in sales, finance, customer communications, product development, marketing, manufacturing, sourcing, logistics and other similar activities. As explained below, the compensation program conditions significant portions of management pay on the achievement of annual (for bonuses) and/or long-term (for equity awards) financial performance goals. The use of a blend of restricted stock awards and option grants provides both a retention element and the potential for increased stock ownership by our management through these equity awards.

The compensation packages for executives are designed to promote team work by using corporate-wide performance goals to determine the annual bonus for executives whose responsibilities cover more than one business area. For those key executives who have an area of business responsibility, their annual bonus program may be based on the performance of their business area. The individual initiative and achievement of an executive is reflected in the level of salary, bonus potential and equity awards. However, the primary evaluation of individual performance is made in the decision to retain the services of the executive. If an individual executive is not performing to expectations, the executive is not retained.

Types of Compensation That We Pay Executives

Salary, annual bonus, and equity awards are the principal elements of our compensation program. The remaining compensation paid through employee benefits and perquisites is not significant in amount or as a percentage of any executive’s compensation.

Salary. We recognize that paying a reasonable cash salary is necessary to enable us to obtain and retain services of highly-skilled executives. A reasonable salary is a component of a well-rounded compensation program.

Annual Bonus. We believe that an annual cash bonus opportunity provides a means to measure and, if appropriate, reward elements of corporate performance that are closely related to the efforts of executives with operational responsibilities. The annual cash bonus program for executives and key employees is set by the compensation and benefits committee, including potential amounts and performance measures and goals.

We choose to pay bonuses in cash.  If the annual bonus were paid in stock, the total compensation package could be overweighted in stock. The annual bonus as a percentage of an executive’s total potential cash compensation generally increases with the level and responsibilities of the executive.

Long-term Incentive — Stock Options and Restricted Stock. We grant stock options and restricted stock to provide a long-term incentive. We believe that stock-based incentives through stock options and restricted stock ensure that our executives and key employees have a continuing stake in our long-term success. For stockholders, the long-term value of our stock is the most important aspect of our performance. The price of our stock is the principal factor in stockholder value over time. Under the stock option program, we do not provide dividend equivalents on stock options before exercise. So the value of a stock option is tied directly and solely to increases in the market price of our stock.  All dividends on restricted stock are subject to the same restrictions as the underlying restricted stock award.

In 2012, we granted restricted stock in combination with stock options for senior executives and restricted stock for other executives and key employees.  The time-vesting on the restricted stock provides a strong retention element to our equity awards.

Determining the Amount of Each Type of Compensation

Roles in Setting Compensation. Our chief executive officer makes recommendations to the compensation and benefits committee with respect to the compensation of executives other than himself. These recommendations involve salary, bonus potential and equity awards. The compensation and benefits committee reviews and revises, as appropriate, the salary and bonus potential recommendations for executives. The compensation and benefits committee makes the determination about all equity awards. The compensation and benefits committee makes an independent determination with respect to the compensation for our chief executive officer.

The compensation and benefits committee has engaged John Bloedorn, formerly with Mercer Human Resources Consulting, as its independent compensation consultant. The compensation and benefits committee consults with its independent compensation consultant as it determines appropriate during the compensation setting process.

Timing of Compensation Decisions. Compensation decisions, including decisions on equity awards, generally have been made at a compensation and benefits committee meeting held in connection with the December board meeting at which the next year’s business plan is reviewed and approved. The decisions on salaries and bonuses at that December meeting take effect on the following January 1. The decisions on equity awards at that December meeting are shown as grants for the fiscal year which ends in that December in the compensation disclosure tables in our proxy statement. Occasionally, the compensation and benefits committee will defer final approval of compensation decisions including awards to the beginning of the following year to permit additional review and revisions to compensation and award decisions based on final financial results for the prior year. In some cases, decisions on equity awards may be made at a different time. Also, compensation adjustments may be made due to promotions or changes in duties during a year.

Salary. The compensation and benefits committee has a policy of making salary adjustments for executives every two years in general. Exceptions have been and will be made when appropriate, such as for an executive who is given increased responsibilities or a promotion or when business conditions dictate otherwise. Other executives are generally considered for salary adjustments annually.

Bonus. Cash bonus opportunities are established annually. Bonus opportunities are set at a percentage of salary or at a fixed dollar amount. The bonus opportunities may be adjusted separately from salary changes. Whether base salaries are changed does not significantly impact decisions about annual bonus opportunities. Also, the amount of annual bonuses earned or not earned is not a major factor in future base salary decisions.

The CEO has the discretion to reduce the amount of an earned bonus for the executives other than the named executive officers. The compensation and benefits committee has the same discretion with respect to the named executive officers.

            The compensation and benefits committee may approve bonuses in addition to or in lieu of annual bonuses, at its discretion. The compensation and benefits committee may give the CEO discretion with respect to allocating a bonus pool for executives other than the named executive officers.

Stock Options and Restricted Stock. Equity awards are granted to provide incentives to those executives who have the most impact on creating stockholder value. The equity awards are made annually, except in cases of hiring, promotions, changes in duties, or in unusual circumstances.  Since 2011, we have used restricted stock grants in combination with stock options for equity awards.

We view the restricted stock grants as being complementary to the stock option grants. If an executive remains employed until the restrictions end, the restricted stock will provide some value for the executive in the form of our stock. The amount received will be determined by the future value of our stock. Therefore, both the restricted stock and stock options are closely tied to our stock performance.

The restricted stock also offers the potential for more executives and key employees to have a higher level of stock ownership. The restricted stock can provide more alignment with shareholders through this increased stock ownership by our management team.

For the grants in 2012, as was done with the 2011 awards, stock options and restricted stock were granted in a ratio of two stock options to one share of restricted stock for some participants. After receiving advice from our compensation consultant, we provided recipients who were to receive stock options the choice of receiving one share of restricted stock in lieu of two stock options for the 2012 awards. Both of our named executive officers and all other eligible executives choose to retain their stock option grants. This choice between stock options and restricted stock and the ratio of the two awards may change in the future.

In 2012 after discussions with shareholders, we revised our compensation philosophy to target an average annual “burn rate” of no more than 3.5% over a three-year period for awards under our equity plans. We will generally define “burn rate” as the number of shares subject to equity awards issued in a year as a percentage of our weighted average shares outstanding. This step provides an additional focus on control of shareholder dilution from the granting of shares subject to equity awards over time.

Balancing Types of Compensation. We do not maintain any supplemental retirement plans for executives or other similar executive retirement programs. We consider that equity grants and the resulting stock ownership are our method of providing for a substantial part of an executive’s retirement and wealth creation. In contrast, we expect that most executives will use their salary and annual cash bonus primarily for current or short-term expenses. Since the equity grants are our primary contribution to an executive’s long-term wealth creation, we determine the size of the grants with that consideration in mind. We also consider accounting effects on the company, the pool of available shares and the burn rate from equity awards in setting grant sizes. We intend that our executives will share in the creation of value in the company but will not have substantial guaranteed benefits if value has not been created for stockholders.

Key Factors in Determining Compensation

Performance Measures.Bonuses are measured on an annual basis. Because of the cyclical nature of the furniture industry, it is difficult to predict operating results on a multi-year basis. The use of annual targets fits with our annual business planning and allows us to measure the executive group’s performance against targets which we believe can be set in a reasonable manner. The annual bonus is intended to be paid or not be paid primarily based on actions and decisions taken for that fiscal year. The compensation and benefits committee has the discretion to waive or reduce a performance goal for an annual bonus. The compensation and benefits committee has not reduced a performance goal for many years but may provide for discretionary bonuses whether goals are met or not achieved.

The annual bonus is measured exclusively or predominately on our earnings before interest and taxes (EBIT). We believe EBIT is an appropriate measurement of our operating earnings. Interest and taxes are excluded because those items can significantly reflect our long-term decisions on capital structure rather than annual decisions on business operations.

We determine bonuses based on our EBIT, a measure of our performance as an entity, as opposed to stock price which may be affected by market conditions other than our performance, especially over shorter intervals. Because EBIT for performance purposes is intended to reflect operating earnings, the compensation and benefits committee may make adjustments in the calculation of EBIT to reflect extraordinary events, such as excluding from earnings amounts we receive under the Continued Dumping and Subsidy Offset Act in connection with the case involving wooden bedroom furniture imported from China or financial effects of restructuring operations.

For fiscal 2012, performance was measured based on areas of business responsibilities for some executives. For the named executive officers and some other executives with company-wide duties, performance continued to be measured on a company-wide basis.

Individual Executive Officers.For compensation setting purposes, each named executive officer is considered individually, however, the same considerations apply to all executive officers. In setting salary, the primary factors are the scope of the officer’s duties and responsibilities, the officer’s performance of those duties and responsibilities, the officer’s tenure with us, and a general evaluation of the competitive market conditions for executives with the officer’s experience.

For the named executive officers and other executives, annual bonus potential is set as a percentage of salary or as a fixed dollar amount. The percentage of salary or fixed dollar amounts used for this purpose reflects the officer’s duties and responsibilities. In setting the salary and bonus potential, we do look at total potential cash compensation for reasonableness and for internal pay equity.

Long-term incentives are focused largely on the CEO and COO/CFO, as the officers with the largest roles to play in determining our overall performance over an extended period. Awards made to other executives promote our long-term goals or serve a retention purpose. For 2012 equity awards, the amount of the awards was based on relative bonus opportunities of the participating executives and key employees. This approach did not materially change the focus of the grants on our named executive officers.

We have not looked specifically at amounts realizable from prior years’ compensation in setting compensation for the current year. We believe that the amount of compensation for each year should be reasonable for that year. We believe that any increase in our value that is reflected in prior stock options is largely the result of the efforts of our executives in the current and prior periods. Therefore, we do not give substantial consideration to the amount of actual or potential compensation that any prior stock option grants may represent.

Compensation Peer Group

            During 2012, with assistance from our compensation consultant, our compensation and benefits committee selected a peer group of companies for purposes of evaluating compensation. The compensation peer group currently consists of the following companies of comparable size in our industry:

American Woodmark	Bassett Furniture Industries
Chromcraft Revington	Crown Crafts
Culp	Delta Apparel
Dixie Group	Flexsteel Industries
Hooker Furniture	Kids Brands
Steinway Musical Instruments	Summer Infant
Superior Uniform Group	Trex Company
US Home Systems

The peer group was selected prior to making the 2012 equity grants, but after 2012 salaries and the 2012 annual bonus plan were set.  The compensation and benefits committee also looked at compensation for a broader group of companies to obtain a general understanding of current compensation practices.

            The compensation and benefits committee has not established any target for compensation levels in relation to the peer group. Based on the compensation peer group, Mr. Prillaman’s salary and total compensation is in the 25th percentile. Mr. Prillaman’s long-term incentives were 33% below the average for CEOs in the peer group, as a percentage of salary. Mr. Goldstein’s salary, total compensation and long-term incentives were between the 25th and 50th percentile of the compensation peer group.

Other Matters Related to Compensation

Tax and Accounting Considerations. We are covered by Internal Revenue Code section 162(m) that may limit the income tax deductibility to us of certain forms of compensation paid to our named executive officers in excess of $1,000,000 per year. Certain performance-based compensation is exempt from this limit. Our stock option awards under our 2012 Incentive Compensation Plan and prior stock plans are performance-based compensation for this purpose. The restricted stock grants are not performance-based compensation. We have not paid any compensation which has been subject to these deductibility limits.

Change of Control. During 2012, we had change of control agreements in place with Mr. Prillaman and Mr. Goldstein. The agreements with Mr. Prillaman and Mr. Goldstein are substantially similar, including a one-year term and annual renewal unless either party provides prior notice. The agreements provide benefits only on a termination within two years after a change in control. Additional information on the change in control benefits is found under the heading “Employment Agreements” following this section.

No Stock Ownership Guidelines. We have not adopted any stock ownership requirements or guidelines.

Fiscal 2012 Compensation

For the 2012 fiscal year, the compensation of executives was set and administered consistent with the philosophy and polices described above. The salaries for the named executive officers are shown on the Summary Compensation Table following this section.

We consider the positions, responsibilities, and longevity with us of our executive officers in setting their salaries. The 2012 salaries for Mr. Prillaman and Mr. Goldstein were maintained at the same level as in effect at the end of 2010 and for all of 2011 based on the recommendation of Mr. Prillaman.

The 2012 bonus plan was established based on EBIT as the sole performance measure. Mr. Prillaman and Mr. Goldstein had a bonus target of 60% and a maximum bonus of 90% of their respective salaries for 2012. Mr. Prillaman and Mr. Goldstein did not receive a bonus under the 2012 bonus plan.

The compensation and benefits committee awarded a pool of approximately 432,098 shares for annual equity awards of stock options and restricted stock to executives and key employees. The 2012 equity grants were a combination of stock options and restricted stock. The equity awards for executives and directors in 2012 resulted in a burn rate of approximately 3.3% for 2012.

The annual equity awards were allocated among the recipients based on each recipient's bonus opportunity as a percentage of the total bonus opportunities of all recipients. Based on this approach, Mr. Prillaman and Mr. Goldstein received about 66 percent of the stock options and 55 percent of the restricted stock shares awarded in the annual pool for equity awards.

For some executives, the grant was allocated between stock options and restricted stock in a ratio of two stock options to one share of restricted stock. Other executives and key employees received only a restricted stock grant. The restricted stock and stock option grants had terms consistent with prior grants.

Summary Compensation Table

The following table sets forth, for the year ended December 31, 2012, our compensation for services in all capacities to those persons who at December 31, 2012 were our chief executive officer (principal executive officer) and chief operating and financial officer (principal financial officer) (collectively, the “Named Executive Officers”).

Summary Compensation Table
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012

						Non-Equity Incentive Plan Compensation
		Salary	Bonus	Stock Awards ($)	Option Awards ($)(1)		All Other Compensation ($)(2)	Total
Name and Principal Position	Year	($)	($)					($)

GLENN PRILLAMAN, President and Chief Executive Officer (3)	2012	320,004	—	240,002	231,694	—	7,500	799,200
	2011	320,004	88,000	137,895	117,771	—	—	663,670
	2010	320,004	—	—	321,188	—	—	641,192

MICAH S. GOLDSTEIN, Chief Operating and Financial Officer and Secretary (4)	2012	260,016	—	155,999	91,917	—	7,074	515,006
	2011	260,016	88,000	112,040	95,690	—	—	555,746
	2010	92,506	—	—	268,646		75,000(5)	436,152

____________

(1)    The option awards are valued under the assumptions contained in Note 6 to our Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2012.

(2)    Unless otherwise indicated, reflects employer contributions to our 401(k) Plan.

(3)    Mr. Prillaman served as President and Chief Operating Officer from August 2009 until February 2010.  He became President and Chief Executive Officer in February 2010.

(4)    Mr. Goldstein became Chief Operating Officer in August 2010 and became Chief Financial Officer in December 2010.  He became Secretary in February 2011.

(5)    Amount is employment bonus.

Change of Control and Employment Agreements

Mr. Prillaman

We have a change of control agreement with Mr. Prillaman.  During the two years after a change in control (as defined in this change in control protection agreement), Mr. Prillaman is entitled to receive severance pay if his employment is terminated other than for cause (as defined in this change in control protection agreement) or if he terminates his employment for good reason which generally is defined to exist if:

(i) there is a material reduction in his base salary,

(ii) his authority, duties or responsibilities are materially reduced,

(iii) he is required to report to a corporate officer or employee instead of reporting directly to our board of directors or our ultimate parent following a change in control,

(iv) his place of employment is relocated further than 50 miles from his current place of employment, or

(v) any other action or inaction that constitutes a material breach by us or our successor of the change in control protection agreement.

In the event Mr. Prillaman’s employment is terminated in the circumstances described in the preceding sentence, he is entitled to receive the following severance payments:

(i) two times base salary paid in a lump sum at termination,

(ii) two times the average bonus paid over the last two prior fiscal years paid in a lump sum at termination,

(iii) a pro rata annual bonus for the year of termination, based on our actual results, payable when the bonus is otherwise payable, and

(iv) vesting in the outstanding stock awards that would have vested in the next two years.

The change in control protection agreement extends automatically for additional one-year terms at the beginning of each year unless either party to the change in control protection agreement gives notice on or before October 1 of any year that the agreement will not be extended.

The estimated payments that would be provided upon termination under the various scenarios described above are quantified in the following table, assuming termination of employment took place on December 31, 2012.

		Termination for Cause or Voluntary Termination by Executive with no Non-Competition Covenant	Termination Other Than For Cause After Change in Control; Termination for Good Reason After Change in Control($)

	Death or Disability
Name
Glenn Prillaman	—	—	772,000

Mr. Prillaman has received option grants and restricted stock grants under our 2000, 2008, and 2012 Incentive Compensation Plans that have not yet vested. On a change of control, or on death or disability, all outstanding option grants and all unvested stock grants would become fully vested.  See “Outstanding Equity Awards at Fiscal Year End” for a summary of outstanding option grants at December 31, 2012.

Mr. Goldstein

We also have a change of control agreement with Mr. Goldstein.  During the two years after a change in control (as defined in this change in control protection agreement), Mr. Goldstein is entitled to receive severance pay if his employment is terminated other than for cause (as defined in this change in control protection agreement) or if he terminates his employment for good reason which generally is defined to exist if:

(i) there is a material reduction in his base salary,

(ii) his authority, duties or responsibilities are materially reduced,

(iii) he is required to report to a corporate officer other than the Chief Executive Officer,

(iv) his place of employment is relocated further than 75 miles from his current place of employment, or

(v) any other action or inaction that constitutes a material breach by us or our successor of the change in control protection agreement.

In the event Mr. Goldstein’s employment is terminated in the circumstances described in the preceding sentence, he is entitled to receive the following severance payments:

(i) two times base salary paid in a lump sum at termination,

(ii) two times the average bonus paid over the last two prior fiscal years paid in a lump sum at termination,

(iii) a pro rata annual bonus for the year of termination, based on our actual results, payable when the bonus is otherwise payable, and

(iv) vesting in the outstanding stock awards that would have vested in the next two years.

The change in control protection agreement extends automatically for additional one-year terms at the beginning of each year unless either party to the change in control protection agreement gives notice on or before October 1 of any year that the agreement will not be extended.

The estimated payments that would be provided upon termination under the various scenarios described above are quantified in the following table, assuming termination of employment took place on December 31, 2012.

Name	Death or Disability	Termination for Cause or Voluntary Termination by Executive with no Non-Competition Covenant	Termination Other Than For Cause After Change in Control; Termination for Good Reason After Change in Control ($)
Micah Goldstein	—	—	652,000

Mr. Goldstein has received option grants and restricted stock grants under our 2008 and 2012 Incentive Compensation Plans that have not yet vested. On a change of control, or on death or disability, all outstanding option grants and all unvested stock grants would become fully vested. See “Outstanding Equity Awards at Fiscal Year End” for a summary of outstanding option grants at December 31, 2012.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of plan-based awards made during the year ended December 31, 2012 to the Named Executive Officers.

GRANTS OF PLAN–BASED AWARDS

Name	Grant Date	Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Maximum
		$	$
GLENN PRILLAMAN,		—	—
President and Chief	12/19/2012			53,933			240,002
Executive Officer	12/19/2012				107,865	4.45	117,771

MICAH S. GOLDSTEIN,		—	—
Chief Operating and	12/19/2012			35,056			155,999
Financial Officer	12/19/2012				70,112	4.45	95,690
and Secretary

____________

(1)    All awards are made under the Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan. All stock awards vest on December 19, 2016.  The vesting is accelerated if there is a change in control or if the recipient dies or has a disability while employed.

(2)    All awards are made under the Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan. All option awards vest over a four-year period with 25% of each award vesting on the anniversary of the grant date if the recipient remains employed.  The vesting is accelerated if there is a change in control or if the recipient dies or has a disability while employed.

(3)    All awards are made at the closing market price of the stock on the grant date pursuant to the terms of the 2012 Incentive Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the year-end number and value of unexercised options, restricted stock that has not vested and equity incentive plan awards for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS
AT DECEMBER 31, 2012 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Exercise Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
GLENN PRILLAMAN,	8,000		24.51	12/14/2015	44,917(2)	202,127
President and Chief	20,000		23.03	12/05/2016	53,933(3)	242,699
Executive Officer	30,000		10.77	12/04/2017
	50,000		9.22	09/24/2018
	75,000	25,000 (1)	8.64	04/16/2019
	100,000	100,000 (1)	3.20	12/09/2020
	22,458	67,375 (1)	3.07	120/8/2021
		107,865 (1)	4.45	12/19/2022

MICAH S. GOLDSTEIN,	37,500	37,500 (1)	3.69	09/16/2020	36,495 (2)	164,228
Chief Operating and	37,500	37,500 (1)	3.20	12/09/2020	35,056 (3)	157,752
Financial Officer and	18,248	54,742 (1)	3.07	12/08/2021
Secretary		70,112 (1)	4.45	12/19/2022

____________

(1)    Award vests over a four-year period with 25% of the award vesting on each anniversary date of the grant if the recipient remains employed.  The vesting is accelerated if there is a change in control or if the recipient dies or has a disability while employed.

(2)    Award vests on December 7, 2015.

(3)    Award vests on December 19, 2016.

Option Exercises Table

There was no exercise of stock options for the year ended December 31, 2012 by any of the Named Executive Officers.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed in the Compensation Discussion & Analysis (“CD&A”), tabular disclosures and narrative sections accompanying the tabular disclosures in this proxy statement. Since the required vote is advisory, the result of the vote is not binding upon the board of directors.

The board of directors has adopted a policy for an annual “say-on-pay” advisory vote.  In accordance with this policy, stockholders are asked to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation awarded by the company to the named executive officers, as disclosed in the Compensation Discussion & Analysis, tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for the 2013 Annual Meeting of Stockholders as required by the rules of the Securities and Exchange Commission.”

The compensation and benefits committee and the board of directors has created a compensation program designed to obtain and retain the services of highly-skilled executives who can perform multiple roles in our lean management team and to provide incentives linked to achievement of important financial goals and our stock price in order to enhance our performance and value to stockholders by aligning closely the financial interests of our executives with those of our stockholders.

The board of directors urges stockholders to read the CD&A beginning on page 7 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 12 through 16, which provide detailed information on the compensation of our named executive officers. The board of directors and the compensation and benefits committee believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the board of directors or the compensation and benefits committee to take any action regarding the company’s executive compensation practices. The final decision on the compensation and benefits of our named executive officers and on whether, and if so, how, to address stockholder approval or disapproval remains with the board of directors and the compensation and benefits committee.

The board of directors believes that the compensation and benefits committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of the company and its stockholders.

The board of directors values the opinions of the company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the board of directors will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions. The shares represented by proxy will be voted as specified by the stockholder. If a stockholder does not specify a choice, the shares will be voted in favor of the advisory resolution approving the compensation paid to certain executive officers.

Our board of directors believes that approval of the compensation paid to certain officers is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” approval of the compensation paid to certain executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 26, 2013, by each stockholder we know to be the beneficial owner of more than 5% of its outstanding common stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

	Amount and Nature
	of Beneficial		Percent
Name	Ownership		of Class
Third Avenue Management LLC	2,241,716	(a)	15.4%
T. Rowe Price Associates, Inc.	1,692,604	(b)	11.7%
FMR LLC	1,289,638	(c)	8.9%
Royce & Associates, LLC	912,235	(d)	6.3%
Glenn Prillaman	708,335	(e)	4.8%
Micah S. Goldstein	204,576	(f)	1.4%
T. Scott McIlhenny, Jr.	73,842	(g)	(k)
Michael P. Haley	71,979	(h)	(k)
D. Paul Dascoli	16,730	(i)	(k)
All directors and executive officers as a group (5 persons)	1,075,462	(j)	7.1%

_______________________

(a)   The beneficial ownership information for Third Avenue Management LLC (“TAM”) is based upon the Schedule 13G filed with the SEC on February 11, 2013.  The Schedule 13G indicates that TAM has sole voting and dispositive power with respect to all the shares.  The principal business address of TAM is 622 Third Avenue, 32nd Floor, New York, New York 10017.   TAM reports that Met Investors Series Trust-Third Avenue Small Cap Portfolio has the right to receive dividends from, and the proceeds from the sale of, 2,125,108 of the shares reported by TAM.  TAM reports that Third Avenue Value Fund has the right to receive dividends from, and the proceeds from the sale of, 94,758 of the shares reported by TAM. TAM reports that various separately managed accounts for which TAM acts as investment advisor and various funds for which TAM acts as sub-advisor have the right to receive dividends from, and the proceeds of the sale of, 21,850 of the shares reported by TAM.

(b)   The beneficial ownership information for T. Rowe Price Associates, Inc. (“Price Associates”) is based upon the Schedule 13G/A filed with the SEC on February 8, 2013, by Price Associates and T. Rowe Price Small-Cap Value Fund, Inc. (“TRP Small-Cap”).  These securities are owned by various individual and institutional investors, including TRP Small-Cap (which has sole voting power for 1,220,531 shares, representing 8.3% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities.  The Schedule 13G/A indicates that Price Associates has sole voting power for 463,673 shares and sole dispositive power of 1,692,604 shares.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of 1,692,604 shares.  The principal business address of Price Associates and TRP Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.

(c)    The beneficial ownership information for FMR LLC is based upon the Schedule 13G/A filed with the SEC on February 14, 2011 by FMR LLC together with Edward C. Johnson 3d, Chairman of FMR LLC. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of all 1,289,638 shares as a result of acting as investment advisor to various investment companies (the “Funds”).  One investment company, Fidelity Low-Priced Stock Fund, owned all of the shares reported by FMR LLC.  Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of all 1,289,638 shares owned by the funds.  Neither Edward C. Johnson 3d nor FMR LLC has sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Board of Trustees of the Funds.  The principal business address of FMR LLC, Fidelity, Fidelity Low Priced Stock Fund and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(d)   The beneficial ownership information for Royce & Associates, LLC (“Royce & Associates”) is based upon the Schedule 13G/A filed with the SEC on January 18, 2013.  The Schedule 13G/A indicates that Royce & Associates has sole voting and dispositive power with respect to 912,235 shares.  The principal business address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(e)   Includes 330,458 shares which could be acquired through the exercise of stock options and a grant of restricted stock of 98,850 shares.

(f)    Includes 93,248 shares which could be acquired through the exercise of stock options and a grant of restricted stock of 71,551 shares.

(g)   Includes 49,455 shares which could be acquired through the exercise of stock options and a grant of restricted stock of 6,424 shares.

(h)   Includes 54,608 shares which could be acquired through the exercise of stock options and a grant of restricted stock of 12,848 shares.

(i)     Includes 10,306 shares which could be acquired through the exercise of stock options and a grant of restricted stock of 6,424 shares.

(j)     Includes 538,075 shares which could be acquired through the exercise of stock options and grants of restricted stock of 196,097 shares.

(k)    1% or less.

INDEPENDENT PUBLIC AUDITORS

The firm of PricewaterhouseCoopers LLP served as our independent public auditors for 2012 and has served in that capacity since 1979.  While we expect PricewaterhouseCoopers LLP to be selected as its independent public auditors for 2013, the audit committee will not make that selection until it completes its review of the engagement terms for the current year.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the fees, including reimbursement of expenses, paid to PricewaterhouseCoopers LLP for services in the fiscal years ended December 31, 2011 and December 31, 2012.

	2011	2012
Audit Fees	$313,228	$345,500
Audit-Related Fees	—	—
Tax Fees	48,966	41,005
All Other Fees	—	—
Total	$362,194	$386,505

Audit Fees

Annual audit fees relate to professional services rendered for the audit of our annual financial statements and reviews of our Forms 10-Q.

Tax Fees

            Tax fees primarily include fees associated with tax audits, tax compliance and general tax planning and assistance.  In 2011 and 2012, PricewaterhouseCoopers LLP performed our tax compliance work.

The audit committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by our independent accountants before engaging the accountants for that purpose. Consideration and approval of these services generally occur at the audit committee’s regularly scheduled meetings. In order to address situations where it is impractical to wait until the next scheduled meeting, the audit committee has delegated the authority to approve non-audit services not in excess of $25,000 individually or in the aggregate to the chairman of the audit committee. Any services approved pursuant to this delegation of authority are required to be reported to the full audit committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to assist the board in fulfilling its responsibility to oversee management's conduct of our financial reporting process, including internal control over financial reporting. Management is responsible for preparing the company’s financial statements and assessing the effectiveness of the company’s internal control over financial reporting. The independent accountants are responsible for performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. In addition, the independent accountants also express their opinion on the company’s internal control over financial reporting. The audit committee is directly responsible for the appointment, compensation and oversight of the work of the company’s independent accountants.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the audit committee has discussed with the independent accountants the accountant's independence from the company and its management, including the matters in the written disclosures required by Rule 3526 (Communications with Audit Committees Concerning Independence) of the Public Company Accounting Oversight Board. The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant's independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are:

D. Paul Dascoli, Chairman

Michael P. Haley

T. Scott McIlhenny, Jr.

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ADDITIONAL INFORMATION

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. The say-on-pay advisory resolution approving the compensation paid to certain executives will be adopted if this proposal receives the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. Any other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter.  Thus an abstention from voting on a matter has the same legal effect as a vote “against” the matter, even though the stockholder may interpret such action differently. With respect to the election of directors, the two nominees in the class which term ends in 2016 receiving the greatest number of votes cast for the election of directors will be elected.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum. “Broker non-votes” will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

If you hold your shares in street name and you do not provide your broker with timely voting instructions on the election of directors or the say-on-pay vote, rules governing voting of proxies by brokers will not permit your brokerage firm to vote your shares. Consequently, without your voting instructions on the election of directors or the say-on-pay vote, a “broker non-vote” will occur.

 Internet Availability of Proxy Materials

            Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet and sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.  The Notice includes instructions on how to access the proxy materials on the Internet and instructions on how to access the proxy card to vote over the Internet.  Paper copies of the proxy materials are available to stockholders upon request.  We provide instructions on the Notice on how to request paper copies.

Stockholder Proposals for 2014 Annual Meeting

Any stockholder desiring to present a proposal to the stockholders at the 2014 Annual Meeting and who desires that such proposal be included in our proxy statement and proxy card relating to that meeting, must transmit such to our secretary so that it is received at our principal executive offices on or before November 5, 2013.  All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.  With respect to stockholder proposals that are not included in the proxy statement for the 2014 Annual Meeting, the persons named in the proxy solicited by our board of directors for the 2014 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals we receive after January 19, 2014.

By Order of the Board of Directors,

Micah S. Goldstein
Secretary

March 4, 2013

Stanley Furniture Company, Inc.

VOTE BY INTERNET OR TELEPHONE
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As a stockholder of Stanley Furniture Company, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 15, 2013.

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PROXY - ***(Continued from reverse side)***

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEM (1), "FOR" ITEM (2) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

1. Election of directors for three-year term ending 2016.

NOMINEES: 01 D. Paul Dascoli, and
02 Glenn Prillaman

FOR all nominees listed to the left (except as indicated otherwise) ☐

WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

____

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

Please promptly mark, date, sign, and mail this Proxy Card in the enclosed envelope. No postage is required.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature**____________________ **Dated:** __________

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 16, 2013

The following Proxy Materials are available to you at http://www.cstproxy.com/stanleyfurniture/2013

- the Company's Annual Report for the year ended December 31, 2012,
- the Company's 2013 Proxy Statement (including all attachments thereto),
- the Proxy Card, and
- any amendments to the foregoing materials that are required to be furnished to stockholders.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available to vote your proxy electronically. You must reference your Company ID, 9-digit proxy number and 10-digit account number.

Directions to the Annual Meeting of Stockholders can be obtained by calling (276) 627-2010.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

REVOCABLE PROXY

Stanley FURNITURE

Annual Meeting of Stockholders – April 16, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Micah S. Goldstein and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Stanley Furniture Company, Inc. (the "Company") held of record by the undersigned on February 26, 2013, at the Annual Meeting of Stockholders to be held on April 16, 2013, and at any adjournment thereof.

All as more particularly described in the Company's Proxy Statement for the Annual Meeting of

Stockholders to be held on April 16, 2013, receipt of which is hereby acknowledged.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

(Continued and to be dated and signed on reverse side)